UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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AFFINION GROUP HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

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AFFINION GROUP HOLDINGS, INC.

6 High Ridge Park

Stamford, CT 06905

NOTICE OF ACTION BY WRITTEN CONSENT

AND INFORMATION STATEMENT

November [●], 2018

To our Stockholders:

This notice of written consent and information statement (this “Information Statement”) is being furnished to the holders (our “Stockholders”) of shares of common stock, par value $0.01 per share (“Company Common Stock”), of Affinion Group Holdings, Inc., a Delaware corporation (the “Company” or “Affinion Holdings”). The purpose of this Information Statement is to notify our Stockholders that, in accordance with the provisions of the Shareholders Agreement, dated as of November 9, 2015 (as amended, the “Shareholders Agreement”), among the Company and the investors party thereto, (i) on November 14, 2018, the Company’s board of directors (the “Board”) unanimously approved an amendment to the Shareholders Agreement, substantially in the form attached hereto as Annex A (the “Amendment”), to increase the aggregate cap on Company Common Stock that may be issued to employees and directors of the Company from ten percent (10%) of the Company Common Stock to fifteen percent (15%) of the Company Common Stock (on a fully diluted basis, but excluding vested and unvested Company Common Stock and options or other rights to acquire Company Common Stock issued under an Equity Incentive Plan (as defined below)), (ii) on October 12, 2018, holders of greater than sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding Company Common Stock entitled to vote, after the application of any adjustments or limitations on voting as set forth in the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Fourth Amended and Restated By-laws (the “By-laws”), executed a written consent (the “Amendment Written Consent”) approving the Amendment and (iii) on November 14, 2018, holders of greater than sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding Company Common Stock entitled to vote, after the application of any adjustments or limitations on voting as set forth in the Certificate of Incorporation and the By-laws, executed a written consent (the “Affiliate Transactions Written Consent” and, together with the Amendment Written Consent, the “Written Consents”) approving the participation of holders of five percent (5%) or more of the shares of the issued and outstanding Company Common Stock (the “Five Percent Holders”) in the 2018 Financing Transactions (as defined in “Action By Written Consent: Approval of the Affiliate Transactions”) with the Company and its subsidiaries. The participation of the Five Percent Holders in the 2018 Financing Transactions is referred to herein as the “Affiliate Transactions.”

The Amendment Written Consent constitutes the only Stockholder approval required for the Amendment under the Shareholders Agreement, and, as a result, no further action by any other Stockholder is required to approve the Amendment. The Company has not solicited and is not soliciting your approval of the Amendment. Further, the Company does not intend to call a meeting of the Stockholders for purposes of voting on the Amendment.

The Affiliate Transactions Written Consent constitutes the only Stockholder approval required for the Affiliate Transactions under the Shareholders Agreement, and, as a result, no further action by any other Stockholder is required to approve the Affiliate Transactions. The Company has not solicited and is not soliciting your approval of the Affiliate Transactions. Further, the Company does not intend to call a meeting of the Stockholders for purposes of voting on the Affiliate Transactions.

This Information Statement is neither an offer to purchase nor a solicitation of an offer to sell any securities.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We expect to begin mailing this Information Statement to our Stockholders on or about November [●], 2018. This Information Statement constitutes notice to you of the action by the Written Consents in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 228(e) of the Delaware General Corporation Law (the “DGCL”). The Amendment will not be effected and the Affiliate Transactions will not be consummated until at least 20 calendar days after we first send this Information Statement to Stockholders.

We urge you to read the entire Information Statement carefully. No action by you is requested or required at this time.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Todd H. Siegel
Todd H. Siegel
Chief Executive Officer

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Amendment or the Affiliate Transactions or determined if this Information Statement is truthful or complete. Any representation to the contrary is a criminal offense.

This Information Statement is dated November [●], 2018 and we expect to begin mailing it to our Stockholders on or about November [●], 2018.

TABLE OF CONTENTS

Annex A	Form of Amendment No. 3 to the Shareholders Agreement, dated as of November 9, 2019, among the Company and the investors party thereto.

i

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” that involve risks and uncertainties. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information and, in particular, appear under headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018. When used in this Information Statement, the words “estimates,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements, including without limitation, management’s examination of historical operating trends, are based on our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, management’s expectations, beliefs and projections may not result or be achieved.

We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Examples of forward-looking statements include:

•	business strategy;

•	financial strategy;

•	projections of revenue, earnings, capital structure and other financial items;

•	statements of our plans and objectives;

•	statements of expected future economic performance; and

•	assumptions underlying statements regarding us or our business.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the results referred to in the forward-looking statements contained in this Information Statement. Important factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements we make in this Information Statement are set forth elsewhere, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018. These risks, uncertainties and other important factors include, among others:

•	general economic and business conditions and international and geopolitical events;

•	a downturn in the credit card industry or changes in the marketing techniques of credit card issuers;

•	the effects of a decline in travel due to political instability, adverse economic conditions or otherwise on our travel fulfillment business;

•	termination or expiration of one or more agreements with our clients, particularly our largest clients, or reduction of the marketing of our services by one or more of our clients;

•

changes in, or the failure or inability to comply with, laws and governmental regulations, including changes in global distribution service rules, telemarketing regulations and privacy laws and regulations;

•	the outcome of numerous legal and regulatory actions;

•	our substantial leverage and restrictions in our debt agreements;

•	dependence on third-party suppliers to supply certain products or services that we market;

•	ability to execute our business strategy, development plans or cost savings plans;

•	changes in accounting principles and/or business practices;

•	availability, terms, and deployment of capital; and

•	failure to protect private data, which would cause us to expend capital and resources to protect against future security breaches.

These risks and other uncertainties are discussed in more detail in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018. There may be other factors that may cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this Information Statement and are expressly qualified in their entirety by the cautionary statements included in this Information Statement. We undertake no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

AMENDMENT TO THE SHAREHOLDERS AGREEMENT

The following is a description of the material aspects of the Amendment, which may not contain all of the information that is important to you and is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Information Statement as Annex A and which is incorporated by reference into this Information Statement. We encourage you to read carefully this entire Information Statement, including the Amendment, for a more complete understanding of the Amendment.

Amendment to the Shareholders Agreement

The Company’s Shareholders Agreement restricts the implementation of a new management Equity Incentive Plan or similar arrangement which could result, when combined with any existing management Equity Incentive Plan or similar arrangement (excluding certain legacy incentive plans known as Existing Plans (as defined below)), in the issuance of more than ten percent (10%) of the Company Common Stock to employees and directors of the Company. The term “Equity Incentive Plan,” as defined in the Shareholders Agreement means any equity incentive plans for officers, employees or directors of the Company, and the term “Existing Plans,” as defined in the Shareholders Agreement, means each of the Webloyalty Holdings, Inc. 2005 Equity Award Plan, Affinion Group Holdings, Inc. 2005 Stock Incentive Plan and the Affinion Group Holdings, Inc. 2007 Stock Award Plan, each as in effect on November 9, 2015.

The number of shares of Company Common Stock currently available for issuance pursuant to the restrictions in the Shareholders Agreement is insufficient to allow us flexibility to provide for future equity awards to employees and directors, and to continue to evaluate employee and director compensation arrangements considering all incentive structures. Management does not believe that the current ten percent (10%) cap in the Shareholders Agreement provides for a sufficient number of shares available for issuance in future periods to allow us to continue to attract and retain well-qualified employees and directors.

On November 14, 2018, the Board unanimously approved the Amendment to the Shareholders Agreement, a copy of which is attached hereto as Annex A, to increase the aggregate cap on Company Common Stock that may be issued to employees and directors of the Company from ten percent (10%) of the Company Common Stock to fifteen percent (15%) of the Company Common Stock (on a fully diluted basis, but excluding vested and unvested Company Common Stock and options or other rights to acquire Company Common Stock issued under an Equity Incentive Plan). The Board believes that increasing the cap on issuances of equity to employees and directors will help to facilitate the implementation of incentive compensation strategies designed to promote the long-term growth and profitability of the Company by (i) providing employees with incentives to improve shareholder value and contribute to the success of the Company, (ii) providing incentives to directors of the Company to stimulate their efforts toward the continued success of the Company and to manage the business of the Company in a manner that will provide for the long-term growth and profitability of the Company, (iii) encouraging stock ownership by employees and directors by providing them with a means to acquire a proprietary interest in the Company and (iv) enabling the Company to attract, retain and reward the best available persons as employees and directors.

The Board proposed that Section 2.2(a)(vi) of the Shareholders Agreement be amended and restated in its entirety as follows:

“(vi) implementation of a new management Equity Incentive Plan or similar arrangement which could result, when combined with any existing management Equity Incentive Plan or similar arrangement (excluding the Existing Plans), in the issuance of more than fifteen percent (15%) of the Company Common Stock (on a fully diluted basis, but excluding vested and unvested Company Common Stock and options or other rights to acquire Company Common Stock issued under an Equity Incentive Plan) to employees and Directors of the Company; and”

On November 14, 2018, the Company and certain stockholders executed the Amendment, to be effective as of, and conditioned on, the passage of at least 20 calendar days after we first send this Information Statement to Stockholders. Also on October 12, 2018, holders of greater than sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding Company Common Stock entitled to vote, after the application of any adjustments or limitations on voting as set forth in the Company’s Certificate of Incorporation and By-laws, executed the Amendment Written Consent approving the Amendment. The Amendment Written Consent constitutes the only Stockholder approval required for the Amendment under the Shareholders Agreement, and, as a result, no further action by any other Stockholder is required to approve the Amendment. The Company has not solicited and is not soliciting your approval of the Amendment. Further, the Company does not intend to call a meeting of the Stockholders for purposes of voting on the Amendment. The Amendment will not be effected until at least 20 calendar days after this Information Statement has first been sent to Stockholders.

The full text of the Amendment is included in Annex A to this Information Statement. Please refer to Annex A for a more complete description of the terms of the Amendment.

Recommendation of the Board

The Board has determined that the Amendment is advisable and in the best interests of the Company and its Stockholders. Accordingly, the Board has unanimously approved the Amendment.

ACTION BY WRITTEN CONSENT: APPROVAL OF AMENDMENT

Vote Required; Vote Obtained

The Shareholders Agreement requires that Stockholders entitled to vote greater than sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding Company Common Stock, after the application of any adjustments or limitations on voting as set forth in the Company’s Certificate of Incorporation and By-laws, approve the Amendment prior to it becoming effective. As of November 13, 2018, there were 9,157,071 shares of Company Common Stock issued and outstanding, and each Stockholder is entitled to one vote per share, subject to certain adjustments and limitations on voting as set forth in the Company’s Certificate of Incorporation and By-laws. On October 12, 2018, Stockholders entitled to vote at least 6,404,474 shares of Company Common Stock, which represented greater than sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of Company Common Stock as of October 12, 2018, executed the Amendment Written Consent approving the Amendment. The Amendment Written Consent constitutes the only Stockholder approval required for the Amendment under the Shareholders Agreement, and, as a result, no further action by any other Stockholder is required to approve the Amendment. The Company has not solicited and is not soliciting your approval of the Amendment. Further, the Company does not intend to call a meeting of the Stockholders for purposes of voting on the Amendment.

Pursuant to Regulation 14C, as promulgated under the Exchange Act, and Section 228(e) of the DGCL, we are required to provide certain information with respect to the taking of corporate action without a meeting by less than unanimous written Stockholder consent to those Stockholders who have not consented in writing to such action or whose consent we have not solicited. Accordingly, we are furnishing this Information Statement to our Stockholders to provide you with certain information in connection with the Amendment. The Amendment will not be effected until at least 20 calendar days after this Information Statement has first been sent to Stockholders.

No Appraisal Rights

No dissenters’ or appraisal rights are available, or will be available, with respect to the Amendment.

Interest of Certain Persons

Our employees will be eligible to receive awards under any new Equity Incentive Plans or similar arrangements, and our non-employee directors are eligible to receive equity as compensation in respect of their service on the Board. The Amendment will increase the number of shares of our Company Common Stock available to be allocated for issuance in connection with any such plans, and consequently our officers and directors may be deemed to have an interest in the approval of the Amendment.

Other than as described above, and except in their capacity as Stockholders (which interest does not differ from that of the other holders of Company Common Stock), none of our officers, directors, or any of their respective affiliates or associates has any interest in the Amendment.

ACTION BY WRITTEN CONSENT: APPROVAL OF AFFILIATE TRANSACTIONS

The 2018 Financing Transactions

Fourth Amendment to Credit Facility

On November 14, 2018, Affinion Group, Inc. (“Affinion”), as borrower, entered into the Fourth Amendment (the “Fourth Amendment”) to its credit facility dated May 10, 2017 (the “2017 Credit Facility”). The Fourth Amendment was entered into among Affinion, HPS Investment Partners, LLC, as administrative agent, the Required Lenders (as defined in the 2017 Credit Facility), and for purposes of certain provisions contained therein, and each other Loan Party party thereto, including Affinion Holdings, as guarantor.

Pursuant to the Fourth Amendment, the parties amended the 2017 Credit Facility, to among other things, (x) permit the immediate release of $45 million of the $50 million of the proceeds from the sale of Affinion Benefits Group, LLC (the “ABG Sale”), (i) $32 million of which is able to be used by Affinion for working capital needs and/or to make an investment in one or more businesses, or capital expenditures or assets and (ii) $13 million of which will immediately be used to prepay outstanding term loans under the 2017 Credit Facility, together with the required premium in an amount equal to 3.00% of the aggregate principal amount being so prepaid and (y) to modify certain provisions in the 2017 Credit Facility in order to permit the Second Lien Facility Financing (as defined below), which will be secured on a second lien basis on the same collateral that secures the 2017 Credit Facility. In addition, the Fourth Amendment (i) authorizes the administrative agent under the 2017 Credit Facility to enter into an intercreditor agreement with respect to the Second Lien Facility Financing, (ii) provides that the prepayment or repayment of the next $31,070,000 in principal amount of term loans, other than regularly scheduled amortization payments, shall be accompanied by a prepayment premium equal to the greater of 3% and the prepayment premium that would otherwise have been payable in connection with such prepayment or repayment and (iii) makes modifications to certain of the restrictive covenants contained in the 2017 Credit Facility.

The Fourth Amendment was conditioned upon, among other things, receipt of the Commitment Letter (as defined below). We refer to the entry into the Fourth Amendment, the receipt of the Commitment Letter and the transactions contemplated thereby as the “2018 Financing Transactions.”

The Commitment Letter

On November 14, 2018, Metro SPV LLC (“ICG”), Elliott Management Corporation (together with its affiliates, “Elliott”), an affiliate of Empyrean Capital Partners, LP (“Empyrean”) and Jefferies, LLC (“Jefferies” with ICG, Elliott, Empyrean and Jefferies being each a “Lead Lender” and collectively, the “Lead Lenders”) delivered a commitment letter (the “Commitment Letter”) to Affinion and Affinion Holdings. Pursuant to the Commitment Letter, the Lead Lenders have committed to provide revolving loans to Affinion under a revolving credit facility (the “Second Lien Facility”) in the original principal amount of approximately $20.5 million (the “Commitment Financing”), which amount may be increased, on or before June 30, 2019 at the option of Affinion and subject to the consent of the Lead Lenders, by an amount of up to approximately $17.0 million (the “Incremental Financing” and, together with the Commitment Financing, the “Second Lien Facility Financing”), subject to the terms and conditions set forth in the Commitment Letter. Pursuant to the Commitment Letter, on the closing date of the Second Lien Facility the Lead Lenders will be paid an upfront closing fee in an amount equal to 12% of the amount of the Commitment Financing (which, at option of the Lead Lenders, may be paid in the form of original issue discount). The Lead Lenders will also be entitled to be paid the closing fee upon an Incremental Financing if consummated within a certain time period.

The Second Lien Facility will be secured on a second lien basis on the same collateral that secures the 2017 Credit Facility and will be guaranteed by Affinion Holdings and each subsidiary of Affinion that guarantees the 2017 Credit Facility. The Second Lien Facility will mature 91 days after the maturity date of the 2017 Credit Facility, but prior to the maturity of the 2017 Notes (as defined below). The Second Lien Facility will contain substantially the same representations and warranties, covenants and events of default as those in the 2017 Credit Facility, subject to certain exceptions.

Interest will be payable on the Second Lien Facility at the rate of 12.00% per annum while the warrants (described below) that may arise in connection with the Second Lien Facility have not been issued, and at the rate of 9.00% per annum if the warrants that may arise in connection therewith have been issued, in each case solely payable in kind. Affinion will have the right to prepay the Second Lien Facility (x) in whole but not in part if it pays an early termination fee equal to 10.00% of the Commitment Financing plus all accrued interest if such prepayment occurs prior to the issuance of any warrants and (y) in whole or in part without an early termination fee if such prepayment occurs after the issuance of any warrants.

Under the Commitment Letter, if Affinion has not exercised its right to prepay the Second Lien Facility and certain conditions precedent have been met, Affinion Holdings may issue detachable springing warrants (the “warrants”) to acquire Company Common Stock. If the warrants are issued, then Affinion Holdings will issue to the Lead Lenders under the Second Lien Facility one warrant for each $5.00 of commitment under the Second Lien Facility (including accrued payable in kind interest). Each warrant will entitle the holder to acquire one share of Company Common Stock at an exercise price of $5.00 in cash. The warrants will be exercisable at any time for 5 years following the issuance date. The warrants may be mandatorily exercisable upon the occurrence of (i) the repayment of the Second Lien Facility in full, (ii) the completion of certain qualified equity offerings or (iii) receipt of a direction from lenders holding at least 50.1% of the commitments (funded and unfunded) under the Second Lien Facility. If Affinion Holdings issues such warrants, it will be required to make a pre-emptive rights offer relating to the warrants in accordance with the terms of the Shareholders Agreement. Under the Commitment Letter, if Affinion Holdings is required to make such pre-emptive rights offer, such pre-emptive rights offer must be completed prior to May 1, 2019.

Prior to the closing of the Second Lien Facility, Affinion will be required to amend certain terms of the Indenture dated May 10, 2017 (as amended on the date hereof, the “Indenture”) for its Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 (the “2017 Notes”). The proposed amendments to the Indenture will include, among other things, amending the limitation on debt and lien covenants to permit the incurrence of the indebtedness under the Second Lien Facility (including any Incremental Financing and interest paid in kind) and amending the restrictions on activities of Affinion Holdings to permit Affinion Holdings to guarantee the Second Lien Facility and pledge its assets to secure such guarantee. Pursuant to the Commitment Letter, Elliott, which is the beneficial owner of more than 50% of the outstanding principal amount of the 2017 Notes, has agreed to consent to the proposed amendments to the Indenture, and no fee or other consideration will be paid to Elliott for such consent. Affinion expects to enter into a supplemental indenture to the Indenture to effect the proposed amendments to the Indenture as soon as practicable following the receipt of the required majority consent, but the supplemental indenture will not become operative until the closing date of the Second Lien Facility.

The closing of the Second Lien Facility is subject to the satisfaction of the conditions specified in the Commitment Letter, including the execution of definitive documentation for the Second Lien Facility that is consistent with the terms of the Commitment Letter and reasonably satisfactory to the Lead Lenders. In addition, certain of the Lead Lenders own more than 5.0% of the outstanding Company Common Stock. Accordingly, prior to Affinion and Affinion Holdings entering into the Commitment Letter, the Second Lien Facility and other documents relating to the Second Lien Facility Financing, such transactions with the Five Percent Holders must be approved by holders of at least 66 2/3% of the outstanding Company Common Stock pursuant to the terms of the Shareholders Agreement.

Certain stockholders representing greater than 66 2/3% of the Company Common Stock have delivered the Affiliate Transactions Written Consent approving the Affiliate Transactions contemplated by the Commitment Letter, including (i) Affinion and Affinion Holdings entering into the Commitment Letter, the Second Lien Facility and other agreements contemplated by the Second Lien Facility, with the Five Percent Holders (whether as of the date hereof, the date of entering into the Commitment Letter, the date of entering into the Second Lien

Facility, the date of consummating the pre-emptive rights offer or from time to time thereafter in accordance with the transfer and assignment and other provisions contained in the Second Lien Facility) and (ii) in certain circumstances as described above, the issuance of the warrants and the related pre-emptive rights offer to the Five Percent Holders of Company Common Stock pursuant to the Commitment Letter, Second Lien Facility and the pre-emptive rights offer.

Vote Required; Vote Obtained

The Shareholders Agreement requires that Stockholders entitled to vote greater than sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding Common Stock, after the application of any adjustments or limitations on voting as set forth in the Company’s Certificate of Incorporation and By-laws, approve the participation of the Five Percent Holders in the 2018 Financing Transactions. As of November 13, 2018, there were 9,157,071 shares of Company Common Stock issued and outstanding, and each Stockholder is entitled to one vote per share, subject to certain adjustments and limitations on voting as set forth in the Company’s Certificate of Incorporation and By-laws. On November 14, 2018, Stockholders entitled to vote at least 6,404,474 shares of Common Stock, which represented greater than sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of Common Stock as of November 14, 2018, executed the Affiliate Transactions Written Consent approving the participation of the Five Percent Holders in the 2018 Financing Transactions, including (i) Affinion and Affinion Holdings entering into the Commitment Letter with the Five Percent Holders and (ii) in certain circumstances as described above, the issuance of the warrants and the related pre-emptive rights offer to the Five Percent Holders of Company Common Stock pursuant to the terms of the Commitment Letter. The Affiliate Transactions Written Consent constitutes the only Stockholder approval required for the Affiliate Transactions under the Shareholders Agreement, and, as a result, no further action by any other Stockholder is required to approve the Affiliate Transactions. The Company has not solicited and is not soliciting your approval of the Affiliate Transactions. Further, the Company does not intend to call a meeting of the Stockholders for purposes of voting on the Affiliate Transactions.

Pursuant to Regulation 14C, as promulgated under the Exchange Act, and Section 228(e) of the DGCL, we are required to provide certain information with respect to the taking of corporate action without a meeting by less than unanimous written Stockholder consent to those Stockholders who have not consented in writing to such action or whose consent we have not solicited. Accordingly, we are furnishing this Information Statement to our Stockholders to provide you with certain information in connection with the Affiliate Transactions. The Affiliate Transactions will not be consummated until at least 20 calendar days after this Information Statement has first been sent to Stockholders.

The Company expects that it will enter into the Second Lien Facility and be able to make borrowings thereunder in the second half of December 2018.

No Appraisal Rights

No dissenters’ or appraisal rights are available, or will be available, with respect to the Affiliate Transactions.

Interest of Certain Persons

Except as provided below, none of the directors or executive officers of the Company, nor any of their associates, has any substantial interest, direct or indirect, by security holdings or otherwise, in the Affiliate Transactions.

Pursuant to the Nominating Agreements (the “Nominating Agreements”), dated May 10, 2017, by and among Affinion Holdings, Elliott and ICG, Elliott and ICG each have the right to nominate one director for election to the Board subject to Elliott and ICG, together with their respective affiliates, each holding at least 8% of the issued and outstanding Company Common Stock (including any derivative securities on an as-exercised basis, but excluding any Company Common Stock underlying management compensation and incentive plans) and a second director subject to Elliott and ICG, together with their respective affiliates, each holding at least 16% of the issued and outstanding Company Common Stock (including any derivative securities on an as-exercised basis, but excluding any Company Common Stock underlying management compensation and incentive plans). Messrs. Browne and Palter are the nominees of affiliates of ICG pursuant to the Nominating Agreements and Messrs. Camporin and Iaccarino are the nominees of affiliates of Elliott pursuant to the Nominating Agreements. Each of Messrs. Browne and Palter, and Camporin and Iaccarino, respectively, disclaim any beneficial ownership of the Company Common Stock owned by ICG and Elliott and their respective affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Company Common Stock as of November 14, 2018 by (i) each person known to beneficially own more than 5% of the Company Common Stock of the Company, (ii) each of our named executive officers, (iii) each member of the Board and (iv) all of our executive officers and members of the Board as a group. The Company’s knowledge of information regarding beneficial ownership of Company Common Stock is based on (1) the share register maintained by the transfer agent and provided to the Company and/or (2) information included in filings made by the holders with the SEC.

The amounts and percentages of Company Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities, in accordance with Rule 13d-3 under the Exchange Act. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Our calculation of the percentage of beneficial ownership is based on 9,157,071 shares of Company Common Stock outstanding.

On November 9, 2015, we completed certain transactions in which we, among other things, issued (1) Class C Common Stock, par value $0.01 per share (the “Class C Common Stock”), and Class D Common Stock, par value $0.01 per share (the “Class D Common Stock” and, together with the Class C Common Stock, the “Class C/D Common Stock”), which is convertible into shares of Company Common Stock at any time, and (2) a non-participating penny warrant (the “Limited Warrant”) to purchase shares of Company Common Stock. In general, the Class C/D Common Stock and the Limited Warrant are immediately convertible or exercisable, as applicable, upon issuance at the option of the holder. However, any holder that is required to obtain any consents or waivers from any applicable governmental agency, including the Commissioner of Insurance of the State of North Dakota (the “ND Insurance Commissioner”) and the Financial Conduct Authority in the United Kingdom (the “FCA”), cannot convert the Class C/D Common Stock or exercise the Limited Warrant until and unless such holder provides notice to the Company that it has received the requisite regulatory approval or is no longer subject to the regulatory approval as a result of its transfers of shares of Company Common Stock. Because such approvals have not been obtained with respect to certain holders, Class C/D Common Stock of certain holders and a portion of the Limited Warrant are not convertible or exercisable, as applicable, within 60 days and are, therefore, not reflected in the table below.

On May 10, 2017, the Company completed (i) certain exchange offers, (ii) issuances of Affinion Group, Inc.’s Senior Cash 12.5%/ PIK Step-Up to 15.5% Notes due 2022 (the “2017 Notes”) and the Company’s warrants (the “2017 Warrants”) pursuant to an Investor Purchase Agreement, dated March 31, 2017 (the “Investor Purchase Agreement,”) with affiliates of Elliott Management Corporation, Franklin Mutual Quest Fund, an affiliate of Franklin Mutual Advisers, LLC (“Franklin”), affiliates of Empyrean and Metro SPV LLC, an affiliate of ICG, all of whom were, at the time of the closing of the issuances, or became, as a result of the transactions, related parties, and (iii) the redemption of Affinion’s 7.875% senior notes due 2018. On July 17, 2017, the Company consummated the issuance of 2017 Notes and 2017 Warrants pursuant to the Investor Purchase Agreement and redemptions of two series of notes outstanding, issued by the Company and Affinion Investments II, LLC, the Company’s subsidiary. In connection with these transactions, the Company issued 4,392,936 2017 Warrants to acquire shares of Company Common Stock at an exercise price of $0.01 per share. In general, the 2017 Warrants were immediately exercisable from issuance at the option of the holder. However, any holder that is required to obtain any consents or waivers from any applicable governmental agency, including the ND Insurance Commissioner and the FCA, cannot exercise the 2017 Warrants until and unless such holder provides notice to the Company that it has received the requisite regulatory approval or is no longer subject to the regulatory approval as a result of its transfers of shares of Company Common Stock. Because such approvals have not been obtained with respect to certain holders, a portion of the 2017 Warrants is not exercisable within 60 days and is, therefore, not reflected in the table below.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of Company Common Stock shown as beneficially owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Elliott(a)	2,169,390	19.9%
Empyrean(b)	1,960,357	19.9%
ICG(c)	1,839,777	19.9%
Allianz(d)	1,748,332	19.1%
PennantPark(e)	1,040,525	11.3%
Ares(f)	768,266	8.4%
Kamunting Street(g)	555,306	6.1%
Franklin(h)	549,716	5.7%
Phoenix(i)	502,384	5.5%
Todd H. Siegel(j)	105,170	1.1%
Gregory S. Miller(k)	35,285	*
Michele Conforti(l)	35,609	*
James C. Daly, Jr.(m)	20,798	*
Scott Lazear(n)	35,522	*
Robert Lyons(o)	1,698	*
Christophe Browne(p)	9,804	*
Austin Camporin(q)	9,804	*
Rick P. Frier(r)	14,814	*
Michael Iaccarino(q)	9,804	*
Gilbert S. Palter(q)	9,804	*
Mark R. Vondrasek(q)	9,804	*
Directors and executive officers as a group (14 persons)(s)	369,122	3.9%

(*)	Less than one percent.
(a)

Represents 425,000 shares of Company Common Stock and 1,744,390 shares of Company Common Stock underlying the 2017 Warrants, in each case owned of record by Elliott Associates, L.P. (“Elliott Associates”) and Elliott International, L.P. (“Elliott International” and, together with Elliott Associates, the “Elliott Entities”). Elliott Capital Advisors, L.P. (“Capital Advisors”), Elliott Advisors GP LLC (“Advisors GP”) and Elliott Special GP, LLC (“Special GP”), each of which is controlled by Paul E. Singer (“Singer”), are the general partners of Elliott Associates. Hambledon, Inc. (“Hambledon”), which is also controlled by Singer, is the sole general partner of Elliott International. Elliott International Capital Advisors Inc. (“EICA”) is the investment manager for Elliott International. The Elliott Entities also own 2017 Warrants to acquire up to 2,131,836 shares of Company Common Stock (1,744,390 shares of which are currently exercisable and included in the table above). However, the Elliott Entities are prevented from exercising 2017 Warrants to the extent that after giving effect to such exercise, the Elliott Entities (together with their affiliates), to our actual knowledge, would beneficially own in excess of 19.9% of the shares of Company Common Stock outstanding immediately after giving effect to such exercise to the extent doing so would require the consent of, or notice to, a governmental authority, and such consent or notice has not been properly obtained or filed, including the FCA. The address of Elliott Associates, Singer, Capital Advisors, Advisors GP, Special GP and EICA is 40 West 57th Street, New York, New York 10019. The address of Elliott International and Hambledon is c/o Maples & Calder, P.O. Box 309, Ugland House, South Church Street, George Town, Cayman Islands, British West Indies.

(b)

Represents 1,266,385 shares of Company Common Stock owned of record by Empyrean Investments, LLC (“EI LLC”). Also represents 127,433 shares of Company Common Stock issuable upon the conversion of the Class C/D Common Stock and 2017 Warrants to acquire 611,002 shares of Company Common Stock owned of record by EI LLC (566,539 shares of which are currently exercisable and included in the table above). Empyrean is the sole member of EI LLC. Empyrean Capital, LLC serves as the general partner to Empyrean. Amos Meron is the managing member of Empyrean Capital, LLC, and as such may be deemed to have voting and dispositive control of the shares of Company Common Stock held directly by EI LLC. The address of each of EI LLC, Empyrean, Empyrean Capital, LLC, and Amos Meron is c/o Empyrean Capital Partners, LP, 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067. EI LLC is prevented from converting the Class C/D Common Stock and exercising the 2017 Warrants to the extent that after giving effect to such exercise, EI LLC (together with its affiliates), to our actual knowledge, would beneficially own in excess of 19.9% of the shares of Company Common Stock outstanding immediately after giving effect to such exercise to the extent doing so would require the consent of, or notice to, a governmental authority, including the FCA, and such consent or notice has not been properly obtained or filed.

(c)

Represents 1,751,734 shares of Company Common Stock, 88,043 shares of Company Common Stock underlying the Limited Warrant, in each case owned of record by Metro SPV LLC (the “SPV”). ICG Strategic Secondaries II GP LP (the “Secondaries Fund GP”) serves as the managing member of the SPV. ICG Strategic Equity Associates II LLC (“Secondaries Associates”) is the sole general partner of Secondaries Fund GP. Intermediate Capital Group, Inc. (“ICG, Inc.”) is the sole managing member of Secondaries Associates. ICG FMC Limited (“ICG FMC”) is the parent company of ICG, Inc. Intermediate Capital Group plc (“ICG plc”) is the parent company of ICG, Inc. and is a premium listed company on the London Stock Exchange. The SPV is currently prevented, pursuant to the Certificate of Incorporation, from voting shares in excess of 19.9% of the issued and outstanding Company Common Stock until the SPV obtains the required consent from the FCA. The SPV also owns (1) a Limited Warrant to acquire up to 462,266 shares of Company Common Stock (88,043 shares of which are currently exercisable and included in the table above), (2) Class C Common Stock and Class D Common Stock, which such Class C/D Common Stock represents the right to acquire, upon conversion thereof and payment of the conversion price associated therewith, up to 1,071 shares of Company Common Stock and (3) 2017 Warrants to acquire 967,660 shares of Company Common Stock. However, the SPV is prevented from exercising the Limited Warrant, the Class C/D Common Stock and the 2017 Warrants to the extent that after giving effect to such exercise, the SPV (together with its affiliates), to our actual knowledge, would beneficially own in excess of 19.9% of the shares of Company Common Stock outstanding immediately after giving effect to such exercise to the extent doing so would require the consent of, or notice to, a governmental authority, including the FCA, and such consent or notice has not been properly obtained or filed. The address of the SPV, Secondaries Fund GP, Secondaries Associates and ICG, Inc. is c/o Intermediate Capital Group, Inc., 600 Lexington Avenue, 24th Floor, New York, NY 10022. The address of ICG FMC and ICG plc is Juxon House, 100 St. Paul’s, Churchyard, London, EC4M 8BU.

(d)

Represents 1,748,332 shares of Company Common Stock owned of record by Allianz US High Yield, Allianz Income and Growth Fund, AllianzGI Convertible & Income Fund, AllianzGI Convertible & Income Fund II, AllianzGI Income & Growth Fund, and AllianzGI High Yield Bond Fund (together, the “AllianzGI Entities”). Allianz Global Investors U.S. LLC (“AllianzGI US”) provides investment advisory services to the AllianzGI Entities and AllianzGI US is a wholly owned indirect subsidiary of Allianz SE, a publicly traded company. The address of each of the AllianzGI Entities, AllianzGI US and Allianz SE is c/o Allianz Global Investors U.S. LLC, 1633 Broadway, New York, NY 10019.

(e)

Represents 996,942 shares of Company Common Stock owned of record by PennantPark Investment Corporation, PennantPark Floating Rate Capital Ltd. and PennantPark Credit Opportunities Fund II LP (together, the “PennantPark Entities”). Also represents 43,583 shares of Company Common Stock issuable upon the conversion of the Class C/D Common Stock owned of record by the PennantPark Entities. PennantPark Investment Advisers, LLC is a registered investment advisor that directly or indirectly manages the investment activities of each of PennantPark Investment Corporation, PennantPark Floating Rate Capital Ltd. and PennantPark Credit Opportunities Fund II, LP. Arthur H. Penn, Jose A. Briones,

Salvatore Giannetti III and P. Whitridge Williams, Jr. are the senior investment professionals of PennantPark Investment Advisers, LLC. Each of PennantPark Investment Advisers, LLC and Messrs. Penn, Briones, Giannetti III and Williams, Jr. may be deemed to share voting and dispositive power with respect to the shares of Company Common Stock owned of record by the PennantPark Entities. The address of each of the PennantPark Entities and individuals listed in this footnote is c/o 590 Madison Avenue, 15th Floor, New York, New York 10022.
(f)

Represents 744,275 shares of Company Common Stock owned of record by Ares Dynamic Credit Allocations Fund Inc. (“ARDC”), Ares Special Situations Fund III, LP (“ASSF III”), Ares Enhanced Credit Opportunities Master Fund II, Ltd. (“ECO II”), ASIP (Holdco) IV S.a r.l. (“ASIP IV”), Future Fund Board of Guardians (“AFF”), RSUI Indemnity Company (“RSUI”) and Transatlantic Reinsurance Company (“TRC,” and together with ARDC, ASSF III, ECO II, ASIP IV, AFF and RSUI, collectively, the “Ares Clients”). Also represents 23,991 shares of Company Common Stock issuable upon the conversion of the Class C/D Common Stock owned of record by certain of the Ares Clients. Ares Capital Management II LLC (“ACM II”) serves as the investment advisor of ARDC and is wholly owned by Ares Management LLC (“Ares Management”). ASSF Operating Manager III, LLC (“ASSF III Manager”) serves as the investment advisor of ASSF III and is wholly owned by Ares Management. ASSF Management III, L.P. (“ASSF III GP”) serves as the general partner of ASSF III and its general partner is ASSF Management III GP LLC (“ASSF III GP LLC”). ASSF III GP LLC is wholly owned by Ares Investments Holdings LLC (“Ares Investments”). Ares Offshore Holdings L.P. (“Ares Offshore”) is the sole voting member of ECO II. Ares Enhanced Credit Opportunities Management II, LLC (“ECO II Manager”) serves as the investment advisor of ECO II and is wholly owned by Ares Management. Ares Strategic Investment Partners IV (ASIP IV LuxCo”) is the sole shareholder of ASIP IV. ASIP IV LuxCo’s issued shares are listed on the Luxembourg Stock Exchange, but wholly owned by a Swedish pension fund. ASIP Operating Manager IV LLC (“ASIP IV Manager”) serves as the investment advisor of each of ASIP IV and ASIP IV LuxCo and is wholly owned by Ares Management. Ares Enhanced Loan Investment Strategy Advisor IV, L.P. (“AFF Manager”) serves as the investment advisor of AFF. Ares Enhanced Loan Investment Strategy Advisor IV GP, LLC (“AFF Manager GP”) serves as the general partner of AFF Manager and is wholly owned by Ares Management. Ares ASIP VII Management L.P. (“ASIP VII Manager”) serves as the investment advisor of both RSUI and TRC. Ares ASIP VII GP, LLC (“ASIP VII Manager GP”) serves as the general partner of ASIP VII Manager and is wholly owned by Ares Management. The sole member of Ares Management is Ares Management Holdings L.P. (“Ares Management Holdings”) and the general partner of Ares Management Holdings is Ares Holdco LLC (“Ares Holdco”). The sole member of Ares Holdco is Ares Holdings Inc. (“Ares Holdings”), whose sole stockholder is Ares Management, L.P. (“AM, L.P.”). The general partner of AM, L.P. is Ares Management GP LLC (“Ares Management GP”) and the sole member of Ares Management GP is Ares Partners Holdco LLC (“Ares Partners” and, together with the Ares Clients, ACM II, ASSF III Manager, ASSF III GP, ASSF III GP LLC, Ares Investments, Ares Offshore, ECO II Manager, ASIP IV LuxCo, ASIP IV Manager, ASIP IV Manager GP, AFF Manager, AFF Manager GP, ASIP VII Manager, ASIP VII Manager GP, Ares Management, Ares Management Holdings, Ares Holdco, Ares Holdings, AM, L.P., and Ares Management GP, the “Ares Entities”). Ares Partners is managed by a board of managers, which is composed of Michael Arougheti, R. Kipp deVeer, David Kaplan, Antony Ressler, Bennett Rosenthal, Michael McFerran and Ryan Berry. Decisions by Ares Partners’ board of managers generally are made by a majority of the members, which majority, subject to certain conditions, must include Antony Ressler. Each of the Ares Entities (other than the Ares Clients with respect to the shares held directly by each of them) and the members of Ares Partners’ board of managers and the other directors, officers, partners, stockholders, members and managers of the Ares Entities expressly disclaim beneficial ownership of the shares of Company Common Stock. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

(g)

Represents 555,306 shares of Company Common Stock owned of record by Kamunting Street Master Fund Ltd. (the “Kamunting Street Entity”). The mailing address of the Kamunting Street Entity is 119 Washington Avenue, Suite 600, Miami Beach, FL 33139.

(h)	Represents 2017 Warrants to acquire 549,716 shares of Company Common Stock owned of record by Franklin Mutual Quest Fund (the “Franklin Entity”), an investment company registered under the

Investment Company Act of 1940. Franklin is the investment manager for the Franklin Entity. The address of the Franklin Entity and Franklin is 101 John F. Kennedy Parkway, 3rd Floor, Short Hills, New Jersey, 07078.
(i)

Represents 502,384 shares of Company Common Stock owned of record by SSCSIL Mercer INV FD 1, JLP Credit Opportunity IDF Series Interests of the SALI Multi-Series Fund, L.P., JLP Stressed Credit Fund LP, JLP Partners Master Fund LP and JLP Credit Opportunity Master Fund Ltd. (together, the “Phoenix Entities”). Phoenix Investment Adviser LLC (“Phoenix”) acts as the discretionary investment manager to JLP Credit Opportunity Master Fund Ltd., JLP Stressed Credit Fund LP and JLP Partners Master Fund LP. Phoenix acts as the discretionary investment subadvisor to SSCSIL Mercer INV FD 1 and JLP Credit Opportunity IDF Series Interests of the SALI Multi-Series Fund, L.P. Jeffrey Peskind is the Managing Member of Phoenix. The address of each of the Phoenix Entities, Phoenix and Mr. Peskind is 420 Lexington Avenue, Suite 2040, New York, NY 10170.

(j)

Includes 3,725 shares of Class C Common Stock and 3,921 shares of Class D Common Stock. Includes 95,500 shares of Company Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days. Includes 986 shares of Class C Common Stock and 1,038 shares of Class D Common Stock issuable upon the exercise of Tranche A, B and C options.

(k)

Includes 906 shares of Class C Common Stock and 954 shares of Class D Common Stock. Includes 33,425 shares of Company Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(l)

Includes 906 shares of Class C Common Stock and 954 shares of Class D Common Stock. Includes 33,425 shares of Company Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days. Includes 158 shares of Class C Common Stock and 166 shares of Class D Common Stock issuable upon the exercise of Tranche A, B and C options.

(m)

Includes 827 shares of Class C Common Stock and 871 shares of Class D Common Stock. Includes 19,100 shares of Company Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(n)

Includes 915 shares of Class C Common Stock and 964 shares of Class D Common Stock. Includes 33,425 shares of Company Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days. Includes 106 shares of Class C Common Stock and 112 shares of Class D Common Stock issuable upon the exercise of Tranche A, B and C options.

(o)	Includes 827 shares of Class C Common Stock and 871 shares of Class D Common Stock.
(p)

Christophe Browne is a Managing Director of ICG Strategic Equity Advisors LLC, and as such may be deemed to have beneficial ownership of the securities held directly by the Metro SPV LLC (holders of 1,751,734 shares of Company Common Stock and 88,043 shares of Company Common Stock underlying the Limited Warrant). Mr. Browne disclaims beneficial ownership of the securities reported herein.

(q)	Includes 9,804 shares of Company Common Stock under vested restricted stock unit awards.
(r)	Includes 14,814 shares of Company Common Stock under vested restricted stock unit awards.
(s)

Includes 8,958 shares of Class C Common Stock and 9,432 shares of Class D Common Stock. Includes 284,225 shares of Company Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days. Includes 1,302 shares of Class C Common Stock and 1,371 shares of Class D Common Stock issuable upon the exercise of Tranche A, B and C options. Includes 63,834 shares of Company Common Stock under vested restricted stock unit awards.

WHERE YOU CAN FIND MORE INFORMATION

The Company is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents filed by the Company at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, our filings with the SEC are also available to the public on the SEC’s website at http://www.sec.gov. You may also request a copy of the Company’s filings with the SEC, at no cost, by contacting us at the following address: Affinion Group Holdings, Inc., 6 High Ridge Park, Stamford, Connecticut 06905 or by telephoning us at (203) 956-1000. Our filings with the SEC are also available on our website at http://www.affiniongroup.com. The contents of our website are not incorporated by reference herein or otherwise a part of this Information Statement.

We have not authorized any person to provide you with information other than the information contained in this Information Statement or to which we have referred you. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this Information Statement is correct as of the date hereof and the delivery of this Information Statement shall not create the implication that the information contained herein is correct at any time other than as of the date hereof.

In accordance with Rule 14a-3(e)(1) promulgated pursuant to the Exchange Act, one Information Statement may be delivered to two or more Stockholders who share an address, unless we have received contrary instructions from one or more of the Stockholders. We will deliver promptly upon written or oral request a separate copy of this Information Statement to a Stockholder at a shared address to which a single copy of this Information Statement was delivered. Requests for additional copies of this Information Statement, requests that in the future separate communications be sent to Stockholders who share an address, and requests that in the future a single communication be sent to Stockholders who share an address should be made by contacting us at the following address: Affinion Group Holdings, Inc., 6 High Ridge Park, Stamford, Connecticut 06905 or by telephoning us at (203) 956-1000.

ANNEX A

Form of Amendment No. 3 to the Shareholders Agreement

[See Attached]

AMENDMENT NO. 3 TO THE SHAREHOLDERS AGREEMENT

This Amendment (this “Amendment”), dated as of                     , 2018, is made by Affinion Group Holdings, Inc., a Delaware corporation (the “Company”). Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Shareholders Agreement (as defined below).

RECITALS

A. The Company entered into a Shareholders Agreement, dated as of November 9, 2015, with the investors party thereto (as amended, the “Shareholders Agreement”), to which various investors executed joinders in connection with the exchange offers and rights offering of the Company and its subsidiaries which were consummated on November 9, 2015.

B. Section 2.2(a)(vi) of the Shareholders Agreement restricts the implementation of a new management Equity Incentive Plan or similar arrangement which could result, when combined with any existing management Equity Incentive Plan or similar arrangement (excluding Existing Plans), in the issuance of more than ten percent (10%) of the Company Common Stock to employees and directors of the Company.

C. The Company desires to amend Section 2.2(a)(vi) of the Shareholders Agreement to increase the aggregate cap on Common Stock that may be issued to employees and directors of the Company to fifteen percent (15%) of the Company Common Stock (on a fully diluted basis, but excluding vested and unvested Company Common Stock and options or other rights to acquire Company Common Stock issued under an Equity Incentive Plan).

D. The holders of Outstanding Company Common Stock whose approval constitutes a Stockholder Supermajority Vote have consented to this Amendment by written consent, effective as of                     , 2018.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Shareholders Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment to the Shareholders Agreement

Section 2.2(a)(vi) – Restrictions on Authority of the Board. Section 2.2(a)(vi) of the Shareholders Agreement is hereby amended and restated in its entirety as follows:

(vi) implementation of a new management Equity Incentive Plan or similar arrangement which could result, when combined with any existing management Equity Incentive Plan or similar arrangement (excluding the Existing Plans), in the issuance of more than fifteen percent (15%) of the Company Common Stock (on a fully diluted basis, but excluding vested and unvested Company Common Stock and options or other rights to acquire Company Common Stock issued under an Equity Incentive Plan) to employees and Directors of the Company; and

2. Miscellaneous.

a.	The provisions of Sections 6.3 to 6.7 and 6.11 to 6.19 of the Shareholders Agreement are hereby incorporated by reference, mutatis mutandis, as if such provisions were set forth fully herein.

b.

This Amendment, the Shareholders Agreement and the other agreements expressly referenced in the Shareholders Agreement constitute the complete and exclusive statement of agreement among the Company and the Stockholders with respect to the subject matter hereof and supersede all prior written and oral statements by and among the Company and the Stockholders or any of them, and except as otherwise specifically contemplated by this Amendment or the Shareholders Agreement, no representation, statement, or condition or warranty not contained in this

Amendment or the Shareholders Agreement will be binding on the Stockholders or the Company or have any force or effect whatsoever.

c.	Except as specifically amended hereby, the Shareholders Agreement shall remain in full force and effect.

*        *        *         *        *

IN WITNESS WHEREOF, this Amendment is executed by the undersigned to be effective as of the date first written above.

THE COMPANY:
AFFINION GROUP HOLDINGS, INC.

By:
Name: Gregory S. Miller
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 3 to the Shareholders Agreement]

INVESTORS:

[NAME OF INVESTOR]

By:
Name:
Title:

[Signature Page to Amendment No. 3 to the Shareholders Agreement]